EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the JOANN Inc. 2021 Employee Stock Purchase Plan of our reports dated April 4, 2023, with respect to the consolidated financial statements of JOANN Inc. and the effectiveness of internal control over financial reporting of JOANN Inc. included in its Annual Report (Form 10-K) for the year ended January 28, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cleveland, Ohio

December 14, 2023